Exhibit 10.2

LEASE AGREEMENT

AMENDMENT No. 1

THIS AGREEMENT, entered into by and between Duke-Weeks Realty, L.P., hereinafter referred to as “Lessor” and “Landlord”) and Lifecodes Corporation hereinafter referred to as “Lessee” or “Tenant”), dated this 23 day of Jan, 2001.

WHEREAS, the parties entered into a Lease Agreement dated the 15th day of February 1996, which is incorporated herein by reference (hereinafter referred to as the “Lease”) concerning 15,480 square feet of space located in the building known as Airpark Business Center III; and,

WHEREAS, NWI Warehouse Group, L.P. has merged with Weeks Realty, L.P.; and,

WHEREAS, Weeks Realty, L.P. has merged with Duke Realty, L.P. and the name of the combined entity is Duke-Weeks Realty, L.P.; and,

WHEREAS, the name of the tenant has changed from Microdiagnostics, Inc. to Lifecodes Corporation; and,

WHEREAS, the parties desire to amend said Lease.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATIONS, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

WITNESSETH:

1.	The name of the Landlord and Lessor is changed to Duke-Weeks Realty, L.P.

2.	Beginning February 1, 2001 the size of the Premises shall be increased from 15,420 to 17,897 square feet. The new Premises is shown on attached Exhibit A.

3.	The Annual Net Rent shall be increased from $138,780.00 to $151,165.00.

4.	Except as amended herein and by all previous amendments, the Lease shall be for the same terms and conditions as set forth therein and all unaffected portions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and date set forth below.

Landlord: Duke-Weeks Realty, L.P.

By:	Duke-Weeks Realty Corporation, General Partner

Dated 1-23-01	By:	/s/ JOHN W. NELLEY, JR.
John W. Nelley, Jr. Managing Director

Tenant: Lifecodes Corporation

Dated 1-23-01	By:	/s/ BRUCE BOEKO
Bruce Boeko
	Title:	G.M.

EXHIBIT A